Exhibit 10.3

                              LICENSE AGREEMENT

      This License Agreement (this "Agreement") is entered into as of 22nd day of December, 2004, by and between Parlex Corporation, a Massachusetts corporation ("Parlex") and Infineon Technologies Asia Pacific Pte Ltd (Company Registration Number: 197000667M), a corporation organized and existing under the laws of Singapore and having its registered office at 168, Kallang Way, Singapore ("Infineon").


                                  RECITALS
                                  --------

      WHEREAS, Parlex has designed, developed and patented certain Existing Technology (as defined below) to manufacture certain Products (as defined below) and wishes to transfer to Infineon a license and right to use and practice such Existing Technology on the terms and conditions as provided for herein; and

      WHEREAS, Infineon desires to acquire such Existing Technology with such right to use and practice such Existing Technology for the purposes and on the terms and conditions as provided for herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

Section 1. DEFINITIONS
---------  -----------

      "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with a Party under this Agreement, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a company whether through the ownership of voting securities or otherwise.

      "Agreement" shall have the meaning set forth in the introductory paragraph, and shall also include any and all exhibits or schedules attached hereto.

      "Assignee" shall have the meaning set forth in Section 14.1 hereof.

      "Closing" shall bear the same meaning as ascribed to it in the Stock Transfer Agreement.

      "Documentation" shall mean the Existing Technology and Improvements in any recorded form (such as on paper or other data carriers) as listed in Exhibit A, attached hereto or to be attached from time to time.

      "Effective Date" shall mean the date of this Agreement.

      "Exclusive Field of Use" shall mean the use of the Products for smart card applications and identification cards according to the ISO standards that are listed in Exhibit B that is attached hereto and incorporated herein by reference.

      "Exclusive License" shall mean the exclusive, non-sublicensable, non-transferable and worldwide license and right to use the Existing Technology in the Exclusive Field of Use.

      "Existing Technology" shall mean all technical information and know-how relating to the PALFlex technology in existence and being used by Parlex and/or any Parlex Affiliate on the Effective Date ("PALFlex II") (IP) suitable solely for the fabrication of SMARTCard Modules, FCOS(TM) Modules, ID tags and security and identification applications including engineering and manufacturing documents and drawings, written procedures, processes, prints and process sheets currently being used by Parlex and/or any Parlex Affiliate in the manufacture, use and sale of the Products. Process sequence according to the intellectual property is described in the Attachment A (Parlex SMARTCard Process Sequence) as at the Effective Date.

      "Improvements" shall mean any enhancement or update to the Existing Technology.

      "License Fee" shall have the meaning set forth in Section 5.1 hereof.

      "Long Stop Date" means 31 March 2005.

      "Modified Products" shall mean Products, which are modified or improved by Infineon to comply with customer requirements or to otherwise increase their functionality and/or marketability, regardless of whether such modifications or improvements are based on the Existing Technology and/or Improvements.

      "HoldCo" shall mean a company established in Hong Kong, which is the sole investor in NewCo and in which Parlex and Infineon will be the shareholders according to the Stock Transfer Agreement.

      "NewCo" shall mean the wholly foreign owned enterprise based in Shanghai, PRC, to which Parlex, or its Affiliate, shall spin-off its Smart Card substrate manufacturing business.

      "New Technology" shall mean any and all technical information and know-how developed by Parlex and relating to the Existing Technology, which results in any substantial changes to the manufacturing process of Infineon's Products, including engineering and manufacturing documents and drawings, written procedures, processes, prints and process sheets.

      "Non-Exclusive Field of Use" shall mean the use of the Products in security and identification application but shall not include the Exclusive Field of Use.

      "Non-Exclusive License" shall mean the non-exclusive, non-sublicensable, non-transferable and worldwide License and right to use the Existing Technology in the Non-Exclusive Field of Use.

      "Parlex" shall have the meaning set forth in the introductory paragraph.

      "Parlex Intellectual Property" shall mean Patents and Existing
Technology.

      "Parlex's Rights" shall have the meaning set forth in Section 4.1 hereof.

      "Patents" shall mean all patents, patent applications, utility models, mask works and design patents, as well as divisions, reissues, continuations, renewals and extensions of any of the foregoing and applications therefore which relate to the Existing Technology and which are referenced on the attached Exhibit C.

      "Person" means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity.

      "Products" shall mean products incorporating FCOS(TM) substrate and flip chip module substrate material.

      "Stock Transfer Agreement" shall mean that certain Stock Transfer Agreement, of even date herewith, by and among, Parlex, Parlex Asia Pacific Ltd. and Infineon.

      "Updated Documentation" shall mean the Improvements in recorded form (such as on paper or on other data carriers).

Section 2. GRANT OF LICENSE
---------  ----------------

      2.1 Subject to the terms and conditions of this Agreement, Parlex hereby grants to Infineon and its Affiliates, commencing on the Effective Date, an Exclusive License during the term of this Agreement and in the Exclusive Field of Use to:

      2.1.1 develop and use Improvements;

      2.1.2 design and develop Products and Modified Products;

      2.1.3 to manufacture and/or test Products and/or Modified Products;

      2.1.4 to manufacture and/or test Products and/or Modified Products and/or parts thereof with third parties;

      2.1.5 to use Products and/or Modified Products for internal purposes;
            and/or

      2.1.6 to market, sell, lease or otherwise dispose of Products and/or Modified Products and/or parts thereof.

      2.2. It is agreed that the Exclusive License granted to Infineon and its Affiliates shall extend to and include any Improvements that are developed or acquired by Parlex and not developed at the request of Infineon during the term of this Agreement. Infineon shall reimburse Parlex for all time and material costs incurred by Parlex for the technology transfer of such Improvements. It is further agreed that all such reimbursement to Parlex by Infineon hereunder shall be at cost only and that Parlex shall provide all documentation as may be reasonably requested by Infineon to verify such amount(s) to be reimbursed to Parlex.

      2.3 Subject to the terms and conditions of this Agreement and Section 2.1, Parlex hereby grants to Infineon and its Affiliates, commencing on the Effective Date, a Non-Exclusive License during the term of this Agreement and in the Non-Exclusive Field of Use to:

      2.3.1 develop and use Improvements;

      2.3.2 design and develop Products and Modified Products;

      2.3.3 to manufacture and/or test Products and/or Modified Products;

      2.3.4 to manufacture and/or test Products and/or Modified Products and/or parts thereof with third parties;

      2.3.5 to use Products and/or Modified Products for internal purposes;
            and/or

      2.3.6 to market, sell, lease or otherwise dispose of Products and/or Modified Products and/or parts thereof.

      2.4 It is agreed that the Non-Exclusive License granted to Infineon and its Affiliates shall extend to and include the Improvements that are developed or acquired by Parlex and not developed at the request of Infineon during the term of this Agreement. Infineon shall reimburse Parlex for all time and material costs incurred by Parlex for the technology transfer of such Improvements. It is further agreed that all such reimbursement to Parlex by Infineon hereunder shall be at cost only and that Parlex shall provide all documentation as may be reasonably requested by Infineon to verify such amount(s) to be reimbursed to Parlex.

      2.5 The parties further agree that in the event that any New Technology is developed or acquired by Parlex which would be relevant to the business of Infineon, then and in that event only, Infineon shall have the option to purchase a License from Parlex in respect of such New Technology on such terms which are no less favourable than the material terms granted to any other party in respect of such New Technology and such terms shall be agreed upon during a negotiation in good faith on an arm's length basis. The parties acknowledge that they shall negotiate in good faith but there shall be no obligation that Parlex accept terms and conditions that are more favorable than previously agreed to by Parlex with other entities.

      2.6 In addition to the rights and licenses granted in this Section 2, Parlex hereby grants to Infineon for the term of this Agreement, the non-transferable right and license to copy and/or modify and/or translate the Documentation and/or any Updated Documentation and/or parts thereof for the sole purpose of Infineon executing the rights granted under this Agreement.

      2.7 Infineon shall act as an independent contractor. Neither Infineon nor its employees are in any sense employees of Parlex and Infineon and its employees are not authorized to commit any acts that might be construed as acts of Parlex. Infineon shall have no authority to bind Parlex in any respect. It is agreed and understood that Infineon and its employees are not employees of Parlex under the meaning or application of any federal or state unemployment insurance law, or the social security law, tax law or any workmen's compensation law that relate to employer/employee relationships. Infineon hereby agrees to assume all liabilities or obligations imposed by or incurred as a result of anyone or more of the above-enumerated laws with respect to its employees and their performance under this Agreement.

Section 3. TRANSFER OF TECHNOLOGY AND TECHNICAL ASSISTANCE
---------  -----------------------------------------------

      3.1 Upon Infineon's reasonable request made during the term of this Agreement, Parlex shall give or shall cause to be given to Infineon such technical assistance after the date hereof as Infineon and its employees may reasonably require in connection with the transfer of Existing Technology provided in the preceding paragraph and to enable Infineon to fully utilize the Existing Technology to manufacture and sell Products as heretofore manufactured and sold by Parlex or any Parlex Affiliate and to provide services as heretofore provided by Parlex or any Parlex Affiliate. The term "technical assistance" as used herein shall refer solely to consultation provided either by telephone or facsimile and there is no obligation, expressed or implied, that Parlex will be expected to travel or visit for or at the request of Infineon. However, if Parlex agrees to send personnel anywhere for or at the request of Infineon, then all expenses, including but not limited to, travel, lodging and meals, shall be paid for by Infineon.

Section 4. TECHNOLOGY OWNERSHIP
---------  --------------------

      4.1 Infineon acknowledges and agrees that Parlex is the sole and exclusive owner of all right, title and interest, including all business or technical information proprietary to Parlex, in the Existing Technology, Documentation and all trademarks, copyrights, patents, trade names, trade secrets and other intellectual property rights, in and to the Parlex Intellectual Property and Improvements ("Parlex's Rights").

      4.2 Infineon understands and acknowledges that the rights granted under this Agreement do not constitute a license to use the Existing Technology and manufacture the Products for any reason or purpose other than as specified herein.

      4.3 If Infineon becomes aware that a third party is infringing upon the Existing Technology and/or Improvements licensed under this Agreement, it shall so inform Parlex who shall decide whether litigation or another proceeding or neither shall be commenced to enforce its rights to the Technology and/or induce third parties to obtain licenses to such Technology. The cost of any such litigation shall be borne solely by Parlex. Parlex shall have the right to control the litigation and selection of counsel. Infineon shall reasonably assist Parlex in such litigation at its own reasonable cost. Parlex shall have sole authority for settling or compromising such litigation in its sole discretion. Any recovery by way of damages from a court or other proceeding or other settlement shall be for Parlex's account. However, Infineon will be reimbursed for any costs incurred in its assistance to Parlex.

      4.4 Should Parlex decide not to pursue litigation or another proceeding as to the Existing Technology and/or Improvements against a third party, but Infineon wishes to pursue action against such third party, Parlex hereby gives its assent to such action by Infineon, at Infineon's sole expense. Infineon shall have the right to control the litigation and selection of counsel. Parlex shall reasonably assist Infineon at its own reasonable cost. Licensee shall have sole authority for settling or compromising such litigation in its sole discretion, but with prior written notice to Parlex of its intended settlement or compromise. Any recovery by way of damages from a court or other proceeding or other settlement shall be for Infineon's account. To the extent required or desirable, Parlex hereby agrees to join in any such court action or other proceeding as a party.

Section 5. CONSIDERATION
---------  -------------

      5.1 In consideration of the rights and licenses granted to Infineon by Parlex under this Agreement, Infineon shall pay Parlex a one time license fee of Five Hundred Thousand United States Dollars (US$500,000.00)(the "License Fee").

      5.2 The Parties acknowledge and agree that the License Fee set forth in Section 5.1 is the only payment to be made by Infineon for the rights and licenses granted under this Agreement and after such payment is effected, the licenses herein shall be considered fully paid-up and Parlex acknowledges that once it receives payment of the License Fee, it will have received full and sufficient consideration from Infineon for the rights and licenses granted under this Agreement.

Section 6. WARRANTIES AND REPRESENTATIONS
---------  ------------------------------

      6.1 Parlex undertakes to transfer the Existing Technology and any Improvements completely and with the promptitude as contemplated in this Agreement to Infineon. Parlex undertakes to use all reasonable efforts at its own cost to correct any and all errors found in the Documentation and/or Updated Documentation without undue delay upon receipt of a written notice by Infineon specifying the error and to thereafter promptly provide Infineon with the rectified version of such deficient part of the Documentation and/or Updated Documentation. It is agreed that the procedure set out in this Section 6.1 shall apply accordingly whenever any Documentation and/or Updated Documentation and/or part thereof is found by Infineon to have been incomplete or erroneous.

      6.2 Infineon warrants and represents that it will in good faith provide Parlex with all information relating to any Improvement made to the manufacturing equipment, raw materials, processes or any other aspect of the Existing Technology.

      6.3 Infineon and Parlex warrant and represent to each other that neither the execution, delivery nor performance of this Agreement will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of either party's Articles of Organization or Bylaws or any regulation or any order, judgment or decree to which either is a party or by which it may be bound or affected. Both parties have the full power and authority to enter into this Agreement and to carry out the transactions contemplated thereby, all proceedings required to be taken by them to authorize the execution, delivery and performance of this Agreement and all other agreements relating hereto or contemplated hereby have been properly taken and this Agreement constitutes a valid and binding obligation.

      6.4 Parlex warrants and represents to Infineon that there is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to its knowledge threatened, against or relating to Parlex and the transactions contemplated by this Agreement, and Parlex does not know or has no reason to be aware of any basis for the same.

      6.5 Parlex warrants and represents that it is the sole owner of the right, title and interest in the Existing Technology and that it has full right to grant the rights set forth in this Agreement. Parlex also warrants and represents that there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement. Parlex further warrants and represents that it has not received any notice that the use of the Existing Technology as furnished by it hereunder infringes any intellectual property rights of a third party.

      6.6 Subject to Section 6.4, Parlex makes no other representations or warranties, express or implied nor does it assume any liability in respect of any infringement of any patents or other rights of third parties due to Infineon's operation under the rights granted herein.

      6.7 Except for the limited representations made by Parlex herein, all Existing Technology and Documentation provided by Parlex is accepted by Infineon "as is". Parlex makes no warranties, express or implied, with respect to the quality, performance, merchantability, non-infringement or fitness for a particular purpose except as otherwise expressly stated herein.

Section 7.  COVENANT NOT TO COMPETE
---------   -----------------------

      7.1 As further consideration for Parlex's agreement to license the Existing Technology under the terms and conditions of this Agreement, Infineon agrees for the duration of this Agreement and for a period of two
(2) years after the termination of this Agreement for whatever reason, not to use the Existing Technology in any business other than the Exclusive and Non-Exclusive Field of Use.

      7.2 Infineon agrees and acknowledges Parlex will suffer irreparable injury and damage and cannot be reasonably or adequately compensated in monetary damages for the loss by Parlex of its benefits or rights under this Agreement as a result of a breach, default or violation by Infineon of its obligations under this Clause 7. Accordingly, Parlex shall be entitled, in addition to all other remedies which may be available to it (including monetary damages), to injunctive and other available equitable relief in any court of competent jurisdiction to prevent or otherwise restrain or terminate any actual or threatened breach, default or violation by Infineon of this Clause 7 or to enforce this Clause 7.

      7.3 It is acknowledged further by Infineon that this provision is restrictive but is necessary to induce Parlex to enter into this Agreement.

Section 8. INDEMNIFICATION
---------  ---------------

      8.1 In the event of a claim or suit against Infineon and its Affiliates based upon the allegation that the Parlex Intellectual Property and/or Improvement infringes any patent, copyright, mask work, trademark, trade secret, or other property right, Parlex agrees to defend, indemnify and hold harmless Infineon, its Affiliates and its customers, at Parlex's expense, from and against any loss, liability, costs, damages, expenses (including the reasonable fees of lawyers and other professionals) resulting from and relating to such claim or suit, including costs and damages finally awarded in any such suit.

      8.2 Infineon shall notify Parlex promptly in writing of the claim or suit and at Parlex's request and at its expense shall give Parlex control of the defense of such claim or suit and all requested reasonable assistance to defend the same. If the use of the Parlex Intellectual Property and/or Improvement by Infineon and its Affiliates according to Section 8.1 is enjoined as a result of such suit, Parlex, at Infineon's option and at no expense to Infineon, shall either procure to Infineon and its Affiliates the right to continue using the Parlex Intellectual Property and/or Improvement, or shall modify the Parlex Intellectual Property and/or Improvement to make it non-infringing, while complying with a comparable functionality and compatibility.

      8.3 The provisions of this section do not extend to any suit based upon an infringement or alleged infringement of any patent, copyright, trade secret, mask work, trademark or other property right by: (i) any modification of the Parlex Intellectual Property not made by Parlex; (ii) the use or misuse of the Parlex Intellectual Property in combination with other equipment, technology or other materials not provided by PARLEX, provided that such claim may not have occurred but for such combination or modification; or (iii) Infineon's failure to notify Parlex of, or assistance in the defense of, any claim as required by Section 8.2 hereof.

      8.4 In the event of a claim or suit against Parlex based upon allegations: (a) that the Parlex Intellectual Property, when combined with any other process not supplied by Parlex, infringes any patent, copyright, mask work, trademark, trade secret, or other property right, (b) that the Parlex Intellectual Property was used in a manner for which it was expressly restricted, (c) relating to the gross negligence of Infineon, or (d) relating to a settlement or compromise incurred or made by Infineon without Parlex's prior written consent, Infineon agrees to defend, indemnify and hold harmless Parlex, and its customers, at Infineon's expense, from and against any loss, liability, costs, damages, expenses (including the reasonable fees of lawyers and other professionals) resulting from and relating to such claim or suit, including costs and damages finally awarded in any such suit.

      8.5 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN AND EXCEPT FOR INTENTIONAL OR WILLFUL BREACHES OF SECTION 2 ("GRANT OF LICENSE") AND
SECTION 9 ("CONFIDENTIALITY") IN NO EVENT SHALL THE PARTIES BE LIABLE FOR
(i) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, OR SERVICES EVEN IF A PARTY SHALL HAVE BEEN ADVISED AS TO THE POSSIBILITY OF SUCH DAMAGES.

Section 9. CONFIDENTIALITY
---------  ---------------

      9.1 Infineon hereby covenants and agrees to keep and cause to be kept secret and confidential all business and technical information (whether written or oral) including the Existing Technology ("Confidential Information") and will not divulge, publish or use any such Confidential Information to any person or persons, firms or corporations, nor use the same for its or their own benefit. Infineon will, and will cause its employees to (a) keep all Confidential Information in confidence, (b) not to use the Confidential Information for any purpose other than for the purpose of performance of this Agreement and the transactions contemplated hereby. Without limiting the foregoing, Infineon agrees to employ with regard to such Confidential Information procedures no less restrictive than the strictest procedures used by Infineon to protect its own confidential information, and in no case less than a reasonable degree of care under the circumstances. Notwithstanding the foregoing, Infineon shall be entitled to disclose any Confidential

Information to any Affiliate as long as Infineon's Affiliate agrees in writing to be bound by the confidentiality provisions set forth in this
Section 9.

      9.2 The term Confidential Information shall not include any information which is:

      *     already in the possession of Infineon and its Affiliates without breach of obligation of confidence under this Agreement;
      *     now, or hereafter becomes, publicly available without breach of this Agreement;
      * rightfully received from third parties without obligation of confidence;
      * independently developed by Infineon and/or its Affiliates without use or reference to the Confidential Information.

      9.3 Infineon's obligations with respect to the Confidential Information as specified in Article 9.1 shall not apply to any disclosure which is in response to a valid order of a court or a due inquiry of other governmental body of any country or group of countries or any political subdivision thereof, provided, that Infineon shall have notified Parlex immediately upon learning of any such order and has given Parlex a reasonable opportunity and cooperated with Parlex to contest or limit the scope of such required disclosure including a protective order, or otherwise required by law.

      9.4 Infineon has or will require all of its employees and consultants who have access to any of the Confidential Information to execute agreements similar in content to Section 9 and will exercise its best efforts to obtain compliance therewith.

      9.5 Infineon shall use reasonable efforts to promptly notify Parlex of any known unauthorized use or disclosure of the Confidential Information, and will use reasonable efforts to cooperate with Parlex in any litigation brought by Parlex against third parties to protect its property rights.

Section 10. TERM
----------  ----

      10.1 This Agreement shall be in full force and effect commencing on the Effective Date and shall continue in full force and effect in perpetuity, unless sooner terminated as follows:

      (a) This Agreement shall terminate on the date of such written confirmation issued by Infineon to Parlex stating the receipt by Infineon of a full refund of the License Fee from Parlex in accordance with the provisions of Section 2.3 of the Stock Transfer Agreement; or

      (b) This Agreement shall immediately terminate upon the filing by or against Infineon, of a petition for bankruptcy or any arrangement for the benefit of creditors, or a petition for reorganization, or if Infineon makes an assignment for the benefit of creditors; or if a receiver (permanent or temporary) of Infineon's property or any party thereof, is appointed by a court of competent authority or upon dissolution of Infineon; or

      (c) This Agreement shall immediately terminate in the event that either party defaults in the performance of any material term, condition or obligation hereunder, and such default is not remedied to the non-defaulting party's reasonable satisfaction within thirty (30) days after written receipt by the defaulting party of written notice specifying the nature of such default and requiring the remedy of the same.

      10.2 Upon termination of this Agreement by Parlex pursuant to Section 10.1(c), all rights and licenses granted to Infineon under this Agreement shall immediately cease and terminate. Thereafter, Infineon will promptly return all copies of the Existing Technology to Parlex, or destroy all copies in its possession. Parlex has and reserves all rights and remedies that it has by operation of law or otherwise to enjoin the unlawful or unauthorized use of the Existing Technology.

      10.3 Upon termination of this Agreement by Infineon pursuant to
Section 10.1(a) and (b), Infineon shall have the right to continue to exercise the rights and licenses beyond termination for a period of seven
(7) years.

      10.4 All engineering and manufacturing documents, processes, written procedures, print and process sheets, trademarks, trade names, patents, designs, drawings, formulas or other data, photographs, samples, literature and sales aids of every kind shall remain the property of Parlex. Within thirty (30) days after termination of this Agreement according to Section 10.2, Infineon shall prepare all such items in its possession for shipment as Parlex may direct, at Parlex's expense. Infineon shall not make or retain any copies of any confidential items or information which may have been entrusted to it.

      10.5 The provisions of Sections 4, 7, 8 and 9 shall survive the termination of this Agreement for any reason. Additionally, the provisions of Section 2 shall survive termination of this Agreement if terminated according to Section 10.3. All other rights and obligations of the parties shall cease upon termination of this Agreement.

Section 11. DISPUTE RESOLUTION/GOVERNING LAW
----------  --------------------------------

      11.1 Any controversy or claim arising out of or relating to this Agreement (other than injunctive relief, including, without limitation, specific performance), or the negotiation or breach thereof ("Dispute"), shall be settled using the following procedure prior to either party pursuing other available remedies:

      (a) Negotiation. A meeting shall be held promptly (in no event more than fourteen (14) days after either Parlex or Infineon has notified the other in writing that it considers that a dispute has arisen) between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute (the "Negotiation").

      (b) Mediation. If, within fifteen (15) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the parties (the "Neutral"), seeking assistance in such regard from the Singapore Mediation Centre if they have been unable to agree upon such appointment within thirty (30) days from the initial meeting under
Section 11.1(a). The fees of the Neutral shall be shared equally by the parties, one half by Parlex and one half by Infineon. In consultation with the Neutral, the parties will select or devise a mediation procedure ("Mediation") by which they will attempt to resolve the dispute, and a time and place for the Mediation to be held, with the neutral making the decision as to the procedure, and/or place and time (but not later than twenty (20) days after selection of the Neutral), if the parties have been unable to agree on any such matters within fifteen (15) days after initial consultation with the Neutral. The parties agree to participate in good faith in the Mediation to its conclusion as designated by the Neutral, but in no event shall this obligation extend for more than sixty (60) days after selection of the Neutral, after which the parties shall be entitled to seek all remedies available to them hereunder, at law, in equity or otherwise.

      (c) Arbitration. If the parties are not successful in resolving the dispute through the Negotiation or the Mediation within 90 days after the initial notice pursuant to Section 11.1(a), any controversy or claim arising out of or relating to this Agreement (other than injunctive relief, including, without limitation, specific performance), or the negotiation or breach thereof, shall be subject to final and binding arbitration in accordance with the rules of the Singapore International Arbitration Centre , and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The provisions of this Section 11.1 shall not be deemed to preclude any party hereto from seeking preliminary injunctive or other equitable relief to protect or enforce its rights hereunder, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief pending arbitration, or to preclude any party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrators.

      11.2 This Agreement, executed in duplicate, shall be interpreted in accordance with and its performance shall be governed by the laws of Singapore.

Section l2. BINDING EFFECT, SEVERABILITY AND NOTICES
----------  ----------------------------------------

      12.1. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the executors, administrators, successors, assigns and transferees of the parties hereto. In case any term of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of any other term of this Agreement shall in any way be affected thereby.

      12.2. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, supersedes all prior understandings and agreements, both oral and written as to the subject matter of this

Agreement, and cannot be amended, changed, modified, or terminated without the consent in writing of both parties hereto.

      12.3 Notices hereunder shall be effective if in writing and shall be deemed to have been given at the earliest of the date when actually delivered to an individual party or to an officer of a corporate party by personal delivery on the succeeding business day when deposited with a nationally recognized overnight courier service, or five days after deposited in the United States mail, postage prepaid, registered or certified, return receipt requested, and addressed, in the case of Infineon, to:

            Infineon Technologies Asia Pacific Pte Ltd
            168, Kallang Way, Singapore
            Attn:Dawn Seah Yee Hui

            and in the case of Parlex, to:

            Parlex Corporation
            One Parlex Place
            Methuen, MA 01844
            Attn.: Peter Murphy, President and CEO

Any party may change the address to which notices are to be addressed by giving the other parties notice in the manner herein set forth.

Section l3. NON-WAIVER
----------  ----------

      13.1 The failure of Parlex or Infineon, at any time or from time to time, to enforce or require the strict keeping and performance of any of the terms or conditions of this Agreement shall not constitute nor be construed to be a waiver of such terms or conditions in any way. The exercise by Parlex or Infineon of any right arising thereunder shall not preclude nor prejudice it from thereafter exercising the same or any other right nor shall the waiver of any breach of the Agreement prevent a subsequent enforcement of such term or obligation or be deemed to be a waiver of a subsequent breach.

Section l4. ASSIGNABILITY
----------  -------------

      14.1 Neither party hereto shall, during the term of this Agreement, assign, transfer or otherwise dispose of this Agreement or its interests, rights and obligations in or under this Agreement, in whole or in part, without the prior written approval of the other party hereto, except that
(a) the Parties may assign this Agreement to any Affiliate, and (b) the Parties may freely assign this Agreement in connection with the sale or disposition of all or substantially all of its assets or any other change of control of each Party provided that it is a condition precedent that such assignee shall agree to be bound by the provisions of this Agreement and (c) Infineon shall have the right to assign this Agreement to HoldCo and/or NewCo (the "Assignees").

      14.2 The Parties agree that in the case Infineon assigns this Agreement to the Assignees or any Assignee according to Section 14.1, the following terms and conditions shall be amended:

      14.2.1 The first paragraph of Section 2.2 shall be replaced by the following:

      "It is agreed that the Exclusive License granted to the Assignee and its Affiliates shall extend to and include any Improvements that are developed or acquired by Parlex and not developed at the request of the Assignee for so long as Parlex or its Affiliates remains a shareholder of the Assignee."

      14.2.2 The first paragraph of Section 2.4 shall be replaced by the following:

      "It is agreed that the Non-Exclusive License granted to Assignee and its Affiliates shall extend to and include the Improvements that are developed or acquired by Parlex and not developed at the request of Assignee for so long as Parlex or its Affiliates remains a shareholder of Assignee."

      14.2.3 The following shall be added to this Agreement as Section 2.8:

      "In the event that Parlex or its Affiliates are no longer a shareholder of Assignee, any rights previously granted to Assignee under this Agreement relative to the Improvements shall remain in force and effect. However, in the event that Parlex develops any future Improvements, the parties agree to negotiate in good faith on a case-by-case basis the commercial terms and conditions under which Parlex shall license the future Improvements to Assignee."

      14.2.4 Section 4.1 shall be replaced by the following:

      "Assignee acknowledges and agrees that Parlex is the sole and exclusive owner of all right, title and interest, including all business or technical information proprietary to Parlex, in the Existing Technology, Documentation and all Trademarks, copyrights, patents, trade names, trade secrets and other intellectual property rights, in and to the Parlex Intellectual Property and Improvements and all products or information derived from Assignee's use of the Existing Technology ("Parlex's Rights").

      14.2.5 The last sentence of Section 9.1 shall be replaced by the following:

      "Notwithstanding the foregoing, in the event that Parlex or any Parlex Affiliate ceases to be a shareholder in the Assignee, Assignee shall be entitled to disclose any Confidential Information to any Assignee Affiliate as long as Assignee's Affiliate agrees in writing to be bound by the confidentiality provisions set forth in this Section 9"

      14.2.6 The first sentence of Section 10.2 shall be modified by adding the following to the end of such sentence:

            ", except that Assignee shall be entitled to complete those customer orders with respect to Products and/or Modified Products that Assignee has received and confirmed prior to the date of termination"

      14.2.7  Section 18 shall be modified by adding a new Section 18.2:

      "18.2 Upon Parlex's request, this Agreement shall be registered by the Assignee with the appropriate governmental authorities in the People's Republic of China."


Section l5. LANGUAGE
----------  --------

      15.1 This Agreement is in the English language, and is to be governed and interpreted in the English language, and is executed in duplicate originals, one duplicate to be retained by each party hereto.

Section 16. AMENDMENT
----------  ---------

      16.1 This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

Section 17. HEADINGS
----------  --------

      17.1 Any headings in this Agreement are inserted for convenience only and shall not constitute a part hereof for any purpose whatsoever.

Section 18. EXPORT CONTROLS
----------  ---------------

      18.1 Infineon agrees to comply with all United States' export regulations in connection with this Agreement. In this regard, Infineon may not export or re-export the Existing Technology or any portion thereof without the prior written consent of Parlex and without the appropriate United States and foreign government licenses. Neither the Existing Technology nor any technical data contained therein or produced thereby, nor any portion thereof may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Sudan, Syria, or any other country to which the United States has embargoed goods; or
(ii) to anyone on the United States Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders. Infineon hereby represents and warrants that it is not located in, under the control of, or a national or resident of any such country or on any such list. Each of Parlex and Infineon further agrees to indemnify and hold harmless the other party and its officers, directors, shareholders, employees, agents and representatives against any and all costs, liabilities, damages, losses or expenses (including, without limitation, attorneys' fees) arising from, or relating to any established knowing or intentional violation by such party of any of the applicable laws and administrative regulations of the United States of America or other foreign governmental agencies relating to the control of exports of commodities and technical data provided that the aggregate liability of Infineon hereunder shall not exceed the sum of US$500,000. This Section shall survive the expiration or termination of this Agreement for any reason.


                          [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers or representatives as of the day and year first above written.


                                  PARLEX CORPORATION


                                  By: /s/ Peter J. Murphy
                                      --------------------------
                                      Peter J. Murphy
                                      Chief Executive Officer


                                  Infineon Technologies Asia Pacific Pte Ltd

                                  By: /s/ Loh Kin Wah
                                      --------------------------
                                      Name: Mr. Loh Kin Wah
                                      Title: President and Managing Director

                                  By: /s/ Klaus Gohlke
                                      --------------------------
                                      Name: Dr. Klaus Gohlke
                                      Title: Vice President, AP Corporate
                                      Finance and Company Director